Exhibit 99.1

RESERVOIR MEDIA, INC. ANNOUNCES CLOSING OF BUSINESS COMBINATION AND WILL BEGIN TRADING ON NASDAQ

Reservoir Media, Inc. becomes the first U.S.-based publicly traded independent music company and the first female founded and led publicly traded music company in the U.S.

Common stock will be listed on NASDAQ under the ticker symbol “RSVR”

July 28, 2021, New York — Reservoir Media, Inc. (NASDAQ: RSVR) (“Reservoir”), an award-winning independent music company, today announced the closing of its previously announced business combination with Roth CH Acquisition II Co. (“ROCC”), a publicly traded special purpose acquisition company formed by Roth Capital Partners and Craig-Hallum Capital Group. Reservoir also announced the closing of its previously announced common stock PIPE of $150 million. The business combination was approved by ROCC’s stockholders at a special meeting of stockholders held on July 27, 2021.

The combined company is named “Reservoir Media, Inc.” Beginning on July 29, 2021, Reservoir’s common stock and warrants are expected to trade on the Nasdaq Capital Market LLC (“Nasdaq”) under the ticker symbol “RSVR” and “RSVRW,” respectively.

Reservoir’s Founder and Chief Executive Officer, Golnar Khosrowshahi, and the current management team will continue to lead Reservoir. Ms. Khosrowshahi stated, “We are so happy with the result of the stockholder meeting and to close the business combination today. This represents an important milestone for our company as we become the first U.S.-based publicly traded independent music company and the first female founded and led publicly traded music company in the U.S.”

Ms. Khosrowshahi went on to say, “Over the last 14 years, the Reservoir team has excelled at enhancing the value of our copyrights and recordings, while building a diverse and high-quality catalog and growing our roster. Our tremendous passion and skills have driven Reservoir to hold a regular Top 10 U.S. market share as reported by Billboard. This entry into the public markets is a testament to the growth and bright future that lies ahead within the industry. As we focus on our growth, our listing on Nasdaq provides us the resources to execute on our penetration into emerging markets and continue rapidly with our strategic acquisitions. I look forward to our next chapter as a publicly traded company.”

Since announcing the business combination in April 2021, Reservoir has made a number of catalog and copyright acquisitions to continue its growth trajectory. This included the acquisition of legendary independent hip-hop and electronic record label Tommy Boy Music, LLC, which comprises over 6,000 master recordings and numerous legacy catalogs. Reservoir has also continued to emphasize its growth in emerging markets with the announcement of becoming a minority partner in Outdustry Limited, China-headquartered music rights and marketing services company.

About Reservoir

Reservoir is an independent music company based in New York City and with offices in Los Angeles, Nashville, Toronto, London, and Abu Dhabi. Founded as a family-owned music publisher in 2007, Reservoir has grown to represent over 130,000 copyrights and 36,000 master recordings with titles dating as far back as 1900 and hundreds of #1 releases worldwide. Reservoir holds a regular Top 10 U.S. Market Share according to Billboard’s Publishers Quarterly, was twice named Publisher of the Year by Music Business Worldwide’s The A&R Awards, and won Independent Publisher of the Year at the 2020 Music Week Awards.

The company also represents a multitude of recorded music through Chrysalis Records, Tommy Boy Records, and Philly Groove Records and manages artists through its ventures with Blue Raincoat Music and Big Life Management.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements with respect to the financial condition, results of operations, earnings outlook and prospects of Reservoir. Forward-looking statements are based on the current expectations and beliefs of the management of Reservoir and are inherently subject to a number of risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual financial condition, results of operations, earnings and/or prospects to be materially different from those expressed or implied by these forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The risks, uncertainties and/or assumptions include, among others, those discussed and identified in public filings made with the Securities and Exchange Commission by Reservoir and the following:

•	expectations regarding Reservoir’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures;

•	Reservoir’s ability to invest in growth initiatives and pursue acquisition opportunities;

•	the ability to achieve the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Reservoir to grow and manage growth profitably and retain its key employees;

•	the inability to maintain the listing of Reservoir’s common stock on Nasdaq and limited liquidity and trading of Reservoir’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that Reservoir may be adversely affected by other economic, business and/or competitive factors;

•	risks related to the organic and inorganic growth of Reservoir’s business and the timing of expected business milestones;

•	risk that the COVID-19 pandemic, and local, state and federal responses to addressing the COVID-19 pandemic, may have an adverse effect on our and Reservoir’s business operations, as well as our and their financial condition and results of operations; and

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Reservoir’s resources.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Reservoir prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, Reservoir undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Media Contact

Reservoir Media, Inc.

Suzy Arrabito

Vice President, Marketing & Communications

sa@reservoir-media.com

www.reservoir-media.com

Investor Contact

Alpha IR Group

Jackie Marcus or Mike Dwyer

RSVR@alpha-ir.com

Source: Reservoir Media, Inc.

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